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                                                                       EX-99.8

                                CUSTODIAN AGREEMENT


                     AGREEMENT make this 19th day of December
     1986, between MERRILL LYNCH EUROFUND (the "Fund") and Brown Brothers Harriman & Co. (the "Custodian") .
          WITNESSETH: That in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
            1. The Fund hereby employs and appoints the Custodian as a custodian for the term and subject to the provisions of this Agreement. The Custodian shall not be under any duty or obligation to require the Fund to deliver to it any securities or funds owned by the Fund and shall have no responsibility or liability for or on account of securities or funds not so delivered. The Fund will deposit will the Custodian copies of the certificate of Incorporation and By-Laws (or comparable documents) of the Fund and all amendments thereto, and copies of such votes and other proceedings of the Fund as may be necessary for or convenient to the Custodian the performance of its duties.
         2. Except for securities and funds held by subcustodians appointed pursuant to the provisions of Section 3 hereof, the Custodian shall have and perform the following powers and duties:
              A. Safekeeping - To keep safely the securities of the Fund that have been delivered to the Custodian and from time to time to receive delivery of securities for safekeeping.


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              B.   Manner of Holding Securities - To hold securities of the
     Funds (1) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form, or (2) in book-entry form by a securities System (as said term is defined in Section 2T).
               C.  Registered Name; Nominee - To hold registered securities of the Fund; (1) in the name or any nominee name of the Custodian or the Fund, or in the name or any nominee name of any agent appointed pursuant to Section 6E, or (2) in street certificate form, so-called, and in any case with or without any indication of Fiduciary capacity.
                D. Purchases - Upon receipt of proper instructions, and insofar as funds are available for the purpose, to pay for and receive securities purchased for the account of the Fund, payment being made only upon receipt of the securities (1) by the Custodian or (2) by a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by a Securities System. However, (i) in the case of repurchase agreements entered into by the Fund, the Custodian (as well as a Subcustodian or an Agent, as defined in Section 2G)may release funds to a Securities System prior to the receipt of advice from the Securities System that the securities underlying such repurchase agreement have boon transferred by book entry into this Account (as defined in Section 2T) of the Custodian (or such Subcustodian or Agent) maintain with such Securities System.


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    and (ii) in the case of time deposits, call account deposits, currency deposits, and other deposits, contracts or options pursuant to Sections 2K, 2L and 2M, the Custodian may make payment therefore without receiving an instrument evidencing

          E. Exchanges - Upon receipt of proper instructions, to exchange securities held by it for the account of the Fund for other securities in connection with any reorganization, re capitalization, split-up of shares, chance of par value, conversion or other event, and to deposit any such securities in accordance with the terms of any reorganization or protective plan. Without such instructions, the Custodian may surrender securities in temporary form for definitive securities, may surrender securities for transfer into a name nominee name as permitted in Section 2C, and may surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided the securities to be issued are to be delivered to the Custodian.
          F. Sales of Securities - Upon receipt of proper instructions, to make delivery of securities which have been sold for the account of the Fund, but only against payment therefor
    (1) in cash, by a certified check, bank cashier's check, bank credit, or bank wire transfer, or (2) by credit to the account of the Custodian with a clearing corporation of a national

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      securities exchange of which the Custodian is a member, or (3) by credit to the account of the Custodian or an Agent of the Custodian with a Securities System.

               G. Depository Receipts - Upon receipt of proper instructions to instruct a subcustodian appointed pursuant to
      Section 2 hereof (a "Subcustodian") or an agent of the Custodian appointed pursuant to Section 6E hereof (an "Agent") to surrender securities to the depository used by an issuer of American Depository Receipts or International Depository Receipts (hereinafter collectively referred to as "ADRs") for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Subcustodian or Agent that the depository has acknowledge receipt of instructions to issue with respect to such securities ADRs in the name of the Custodian, or a nominee of the Custodian, for delivery to the Custodian in Boston, Massachusetts or at such other place as the Custodian may from time to time designate.
                      Upon receipt of proper instructions to surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such ADRs to a Subcustodian or an Agent.


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          H.  Exercise of Rights: Tender Offers - Upon timely receipt of proper instructions, to deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities for the purpose of being Exercise or sold, provided that the new securities and cash, it any, acquire by such action are to be delivered to the Custodian, and, upon receipt of proper instructions, to deposit securities upon invitations for terms of securities, provided that the consideration is to he paid or delivered or the tendered securities are to be returned to the Custodian.
           I. Stock Dividends, Rights, Etc. To receive and collect all stock dividend, rights and other items of like nature; and to deal with the same pursuant to proper instructions relative thereto.
           J. Borrowings - Upon receipt of proper instructions, to deliver securities of the Fund to lenders or their agents as collateral for borrowings effected by the Fund, provided that such borrowed money is payable to or upon the Custodian's order as Custodian for the Fund.
           K. Demand Deposit Bank Accounts - To open and operate an account or accounts in the name of the Fund on the Custodian's books subject only to draft order by the Custodian. All funds received by the Custodian from or for the account of the Fund shall be deposited in said accounts(s). The responsibilities of the Custodian to the Fund for Deposits accepted on the


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      Custodian books shall be that of a U. S. bank for a similar deposit.

           If and when authorized by proper instructions, the Custodian may open and operate an additional account,(s)in such other banks or trust companies as may he designated by the Fund in such instructions (any such bank or trust company so designated by the Fund being referred to hereafter as a "Banking Institution"), provided that such account(s) shall be in the name of the Custodian for account of the Fund and subject only to the Custodian's draft or order. Such accounts may to opened with Banking Institutions in the United States and in other countries and may be denominated in either U. S. Dollars or other currencies as the Fund may determine. All such deposits shall be deemed to be portfolio securities of the Fund and accordingly the responsibility of the Custodian therefore shall be the same as and no greater than the Custodian's responsibility in respect of other portfolio securities of the Fund.
            L. Interest Bearing Call or Time Deposits - To place interest bearing fixed term and call deposits with such banks and in such amounts as the Fund may authorize pursuant to proper instructions. Such deposits may be placed with the Custodian or with Custodians or other Banking Institutions as the Fund may determine. Deposit may be denominated in U. S. dollars or other currencies and need not be evidenced by the issuance or delivery of a certificate to the Custodian, provided that the Custodian

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      shall include in its records with respect to the assets of the
      Fund, appropriate notation as to the amount and currency of each such deposit, the accepting Banking Institution, and other appropriate details. Such deposits, other than those place with the Custodian, shall be deemed portfolio securities of the Fund and the responsibilities of the Custodian therefor shall be the same as those for demand deposit batik accounts placed with other banks, as described in Section K of this agreement. The responsibility of the Custodian for such deposits accepted on the Custodian's books shall be that of a U. S. bank for a similar
               M. Foreign Exchange Transactions - Pursuant to proper instructions, to enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Fund. Such transactions may be undertaken by the Custodian with such Banking Institutions, including the Custodian and Subcustodian(s) as principals, as approved and authorized by the Fund. Foreign exchange contracts and options other than those executed with the Custodian, shall be deemed to be portfolio securities of the Fund and responsibilities of the Custodian therefore shall be the same as those for demand deposit bank accounts placed with other banks as described in Section K of this agreement.
         N. Stock Loans - Upon receipt of proper instructions, to deliver securities of the Fund, in connection with loans of


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      securities by the Fund, to the borrower thereof prior to receipt of the collateral, if any, for such borrowing.
          0. Collections - To collect, receive and deposit in said account or accounts all income and other payments with respect to the securities held thereunder, and to execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund or in connection with transfer of securities, and pursuant to proper instructions to take such other actions with respect to collection or receipt of funds or transfer of securities which involve an investment decision.
           P. Dividends, Distributions and Redemption - Upon receipt of proper instructions from the Fund, or upon receipt of instructions from the Fund's shareholder servicing agent or agent with comparable duties (the "shareholder Servicing Agent") by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorize), the Custodian shall release funds or securities to the Shareholder Servicing Agent or otherwise apply funds or securities, insofar as available, for the payment of dividends or other distributions to Fund shareholders. Upon receipt of instructions from instructions from Fund, or upon receipt of instructions from the Shareholder Servicing Agent (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent


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   as the Fund shall have authorized), the Custodian shall release funds or securities, insofar as available, to the Shareholder Servicing Agent or as such Agent shall otherwise instruct for payment to Fund shareholders who have delivered to such Agent a request for repurchase or redemption of their shares of capital stock of the Fund.
        Q. Proxies, Notices, Etc. - Promptly to deliver or mail to the Fund all forms of proxies and all notices of meetings and any other notices or announcements affecting or relating to securities owned by the Fund that are received by the Custodian, and yon receipt of proper instructions, to execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor is nominee shall vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto(expect as otherwise herein provided) unless ordered to do so by proper instructions.
        R. Bills - Upon receipt or proper instructions, to pay or cause to be paid, insofar as funds are available for the purpose, bills, statements, or other obligations of the Fund.
        S. Non discretionary Details - Without the necessity of express authorization from the Fund, (1) to attend to all non discretionary details connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities, funds or other property of the Fund held by the

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Custodian except as otherwise directed from time to time by the directors of the Fund and (2) to make payments to itself or others for minor expenses of handling securities or other similar items relating to the Custodian's duties under this Agreement, provided that all such payments shall be accounted for to the Fund.
        T. Deposit of Fund Assets in Securities System. - The Custodian may deposit and/or maintain securities owned by the Fund in (i) The Depository Trust Company, (ii) any book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, or the book-entry regulations of federal agencies substantially in the form of Subpart C. or (iii) any other domestic clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and whose use the Fund has previously approved in writing (each of the foregoing being referred to in this Agreement as a "Securities System"). Utilization of a Securities System shall be in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provision:
The Custodian may deposit and/or maintain Fund Securities, either directly or through one or more Agents appointed by the Custodian (provided that any such agent shall be qualified to act as a custodian of the Fund pursuant to the Investment Company Act of

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1940 and the rules and regulations thereunder), in a Securities
System provided that such securities are represented in an account "Account") of the Custodian or such Agent in the securities System which shall not include any assets of the Custodian or Agent other than assets held as a fiduciary, custodian, or otherwise for customers:
        2) The records of the Custodian with respect to securities of the fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;
        3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall Transfer securities sold for the account of the Fund upon (i) receipt of advice form the Securities System that payment for such securities has been transferred tot he Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.
Copies of all advises form the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund b y the Custodian or an Agent as referred to above, and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and
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shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the accounts of the Fund on the next business day;
        4)The Custodian shall provide the Fund with any report obtained by the Custodian or any Agent as referred to above on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System; and the Custodian and such Agents shall send to the Fund such reports on their own systems of internal accounting control as the Fund may reasonably request from time to time.
        5) At the written request of the Fund, the Custodian will terminate the use of any such Securities System on behalf of the Fund as promptly as practicable.
        U. Other Transfer - To deliver securities, funds and other property of the Fund to a Subcustodian or another custodian of the Fund; and, upon receipt of proper instructions, to make such other disposition of securities, funds or other property of the Fund in a manner other than or for purposes other than as enumerated elsewhere in this Agreement, provided that the instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of securities to be delivered and the name of the person or persons to whom delivery is to be made.
        V. Investment Limitations - In performing its duties generally, and more particularly in connection with the purchase,

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sale and exchange of securities made by or for the Fund, the
Custodian may assume unless and until notified in writing to the contrary that proper instructions received by it are not in conflict with or in any way contrary to any provisions of the Fund's Certificate of Incorporation or By-Laws (or comparable documents) or votes or proceedings of the shareholders or Directors of the Fund. The Custodian shall in no event be liable to the Fund and shall be indemnified by the Fund for any violation of any investment limitations to which the Fund is subject or other limitations with respect to the Fund's powers to make expenditures, encumber securities, borrow or take similar actions affecting its portfolio.
        W. Proper Instructions - Proper instructions shall mean a tested telex from the Fund or a written request, direction, instruction or certification signed or initialed on behalf of the Fund by one or more person or persons as the Board of Directors of the Fund shall have from time to time authorized, provided, however, that no such instructions directing the delivery of securities or the payment of funds to an authorized signatory of the Fund shall be signed by such person. Those persons authorized to give proper instructions may be identified by the Board of Directors by name, title or position and will include at least one officer empowered by the Board to name other individuals who are authorized to give proper instructions on behalf of the Fund.
Telephone or other oral instructions given by any one of the above

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   persons will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to given such instructions with respect to the transaction involved oral instructions will be confirmed by tested telex or in writing in the manner set forth above but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions. The Fund authorizes the Custodian to tape record any and, all telephonic or other oral instructions given to the Custodian by or on behalf of the Fund (including any of its officers, Directors, employees or agents) and will deliver to the Custodian a similar authorization from any investment Manager or adviser or person or entity with similar responsibilities which is authorized to give proper instructions on behalf of the Fund to the Custodian. Proper instructions may related to specific transactions or to types or classes of Transactions, and may be in the form of standing instructions.
        Proper instructions may include communications effected directly between electromechanical or electronic devices or systems, in addition to tested telex, provided that the Fund and the Custodian agree to the use of such device or system.
        3. Securities, funds and other property of the Fund may be hold by subcustodians appointed pursuant to the provisions of this
   Section 3 (a "Subcustodian"). The Custodian may, at any time and from time to time, appoint any bank or trust company (meeting the requirements of a custodian or a foreign custodian under the


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        Investment Company Act of 1940 and the rules and regulations thereunder) to act as a Subcustodian for the Fund, provided that the Fund shall have approved in writing (1) any such bank or trust, company and the subcustodian agreement to be entered into between such bank or trust company and the custodian, and (2) the subcustodian's offices or branches at which the Subcustodian is authorized to hold securities, cash and other property of the Fund. Upon such approval by the Fund, the Custodian is authorized on behalf of the Fund to notify each Subcustodian of its appointment as such. The Custodian may, at any time in its discretion, remove any bank or trust company that has been appointed as a Subcustodian.
             Those Subcustodians, their offices or branches which the Fund has approve to date are set forth on Appendix A hereto. Such Appendix shall be amended from time to time as Subcustodians, branches or offices are changed, added or deleted. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held at a location not listed on Appendix A, in order that there shall be sufficient time for the Fund to give the approval required by the preceding paragraph and for the Custodian to put the appropriate arrangements in place with such Subcustodian pursuant to such subcustodian agreements.
             If the Fund shall have invested in a security to be held in a location before the foregoing procedures have been completed, such

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    security shall be held by such agent as the Custodian may appoint.
    in any event, the Custodian shall be liable to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by

        With respect to the securities and funds held by a Subcustodian, either directly or indirectly, including demand and interest bearing deposits, currencies or other deposits and foreign exchange contracts as referred to in Sections 2K, 2L, or 2X, the Custodian shall be liable to the Fund if and only to the extent that such Subcustodian is liable to the Custodian and the Custodian recovers under the applicable subcustodian agreement. The
    Custodian shall nevertheless be liable to the Fund for its own negligence in transmitting any instructions received by it from the Fund and for its own negligence in connection with the delivery of any securities or funds held by it to any such Subcustodian.
        In the event that any Subcustodian appointed pursuant to the provisions of this Section 3 fails to perform any of its obligations under the terms and conditions of the applicable subcustodian agreement, the Custodian shall use its best efforts to cause such Subcustodian to perform such obligations. In the event that the Custodian is unable to cause such Subcustodian shall forthwith fully its obligation thereunder, the Custodian shall forthwith upon the Fund's request terminate such Subcustodian and, if necessary or desirable, appoint another subcustodian in accordance


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        with the provisions of this Section 3. At the election of the
        Fund, it shall have the right to enforce, to the extent permitted by the subcustodian agreement and applicable law, the Custodian's rights against any such subcustodian for loss or damage caused the Fund by such Subcustodian.

             At the written request of the Fund, the Custodian will terminate any subcustodian appointed pursuant to the provisions of this section 3 in accordance with the termination provisions under the applicable subcustodian agreement. The Custodian will not amend any subcustodian agreement or agree to change or permit any change thereunder except upon the prior written approval of the Fund.
             In the event the Custodian makes any payment to a Subcustodian under the indemnification provisions of any subcustodian agreement no more than thirty days after written notice, to Fund of the Custodian's intention to make such payment, the Fund will reimburse the Custodian the amount of such payment except in respect of any negligence or misconduct of the Custodian.
                  4. The custodian may assist generally in the preparation of reports to Fund shareholders and others, audits of accounts, and other ministerial matters of like nature.
                  5. The Fund hereby also appoints the Custodian as its financial agent. With respect to the appointment as financial agent, the Custodian shall have and perform the following powers and duties:


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             A.  Records - To create maintain and retain such records
         relating to its activities and obligations under this Agreement as are required under the Investment Company Act of 1940 and the rules and regulation thereunder (including Section 31 thereof and Rules 31a-1 and 31a-2 thereunder) and under applicable Federal and State tax laws. All such records will be the property of the Fund and in he event of termination of this Agreement shall be delivered to he successor custodian.
             B. Accounts - To keep books of account and render statements, including interim monthly and complete quarterly financial Statements, or copies thereof, from time to time as reasonably requested by proper instructions.
             C. Access to Records - Subject to security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian and such regulations as may be reasonably imposed by the Custodian, the books and records maintained by the Custodian pursuant to Sections 5A and 5B shall be open to inspection and audit at reasonable times by officers of, attorneys for, and auditors employed by, the Fund.
             D. Disbursements - Upon receipt of proper instructions, to pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligation of the Fund (including but not limited to interest charges, taxes, management fees, compensation to Fund officers and employees, and other operating expenses of the Fund).

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
            6    A. The Custodian shall not be liable for any action taken
        or omitted in reliance upon proper instructions believed by it to be genuine or upon any other written notion, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed by the proper party or parties.
             The Secretary or Assistant Secretary of the Fund still certify to the Custodian the names, signatures and scope of authority of a11 persons authorized to give proper instructions or any other such notice, request ,direction, instruction, certificate or instrument on behalf of the Fund, the names and signatures of the officers of the Fund, the name and address of the Shareholder Servicing Agent, and any resolutions, votes, instructions or directions of Funds Board of Directors or shareholders. Such certificates may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and may be considered in full force and effect until receipt of a similar certificate to the contrary.
             So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement.
             The Custodian shall be entitled, at the expense of the Fund, to receive and act upon advice of counsel (who may be counsel for Fund)on all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.
                 B. With respect to the portfolio securities, cash and other property of the Fund held by a Securities System, the Custodian shall be liable to the Fund only for any loss or damage to the Fund resulting from use of the Securities System if caused by any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System.
             C. Except as may otherwise be set forth in this Agreement with respect to particular matters, the Custodian shall be held only to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, provided that the Custodian shall not thereby be required to take any action which is in contravention of any applicable law. The Fund agrees to indemnify and hold harmless the Custodian and its nominees from all claims and liabilities (including counsel fees) incurred or assessed against it or its nominees in connection with the performance of this Agreement, except such as may arise from its or its nominee's breach of the relevant standard of conduct set forth in this Agreement. Without limiting the foregoing indemnification obligation of the Fund, the Fund agrees to indemnify the Custodian and its nominees against any liability the Custodian or such nominees may incur by reason of taxes assessed to the Custodian or

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
        such nominee or other costs, liability or expense incurred by the custodian or such nominee resulting directly or indirectly from the fact that portfolio securities or other property of the Fund is registered in the name of the Custodian or such nominee.
             It is also understood that the Custodian shall not be liable for any loss involving any securities, currencies, deposits or other property of the Fund,, whether maintained by it, a Subcustodian, an agent of the Custodian or a Subcustodian, a Securities System, or a Banking Institution, or a loss arising from a foreign currency transaction or contract, resulting from Sovereign Risk. A "Sovereign Risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Funds property; or acts of war, terrorism, insurrection or revolution; or any other similar act or event beyond the Custodian's control.
             D. The Custodian shall be entitled to receive reimbursement from the Fund on demand, in the manner provided in Section 7, for its cash disbursements, expenses and charges including the fees and expenses of Subcustodian or any Agent) in connection with this Agreement, but excluding salaries and usual overhead expenses.
            E. The Custodian may at any time or times in its discretion appoint (any may at any time remove) any other bank or trust company as its agent (an "Agent") to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided, however, that the appointment of such Agent
          (other than an Agent appointed pursuant to the third paragraph of Section 3) shall not relieve the Custodian of any of its responsibilities under this agreement.
              F. Upon request, the Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.
              7. The Fund shall pay the Custodian a custody fee based on such fee schedule as may from time to title be agreed upon in writing by talk Custodian and the Fund. Such fee, together with all amounts for which the Custodian is to be reimbursed in accordance with Section 6D, shall be billed to the Fund in such a manner as to permit payment either by a direct cash payment to the Custodian or by placing Fund portfolio transactions with the Custodian resulting in an agreed-upon amount of commissions being paid to the Custodian within an agreed-upon period of time.
                   8. This Agreement shall continue in full force and effect until terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than seventy five (75) days after the date of such delivery or mailing in the event of termination the Custodian shall be entitled to receive prior to delivery of the securities, funds and other property held by it all accrued fees and unreimbursed expenses the payment of which is contemplated by Sections 6D and 7, upon receipt by the Fund of a statement setting forth such fees and expenses.
             In the event or the appointment of a successor custodian it is agreed that the funs and securities owned by the Fund and held by the Custodian or any Subcustodian shall be delivered to the successor custodian, and the Custodian agrees to cooperate with the Fund in execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.
             9. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be a amended or terminated except by a statement in writing signed by time party against which enforcement of the amendment or termination is sought.
             In connection with the operation of this Agreement, the Custodian and the Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.
               10. This instrument is executed and delivered in The Commonwealth of Massachusetts and shall be governed by and construed according to the laws of said Commonwealth.
               11. Notices and other writings delivered or mailed postage prepaid to the Fund addressed to the Fund at Merrill Lynch Assets Management, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536, Attention: Mr. Gerald M. Richard, Senior Vice President/Treasurer, or to such other address as the Fund may have designated to the Custodian in writing, or to the Custodian at 40 Water Street, Boston, Massachusetts 02109, Attention: Manager, Securities Department, or to such other address as the Custodian may have designated to the Fund in writing, shall be deemed to have been properly delivered or given thereunder to the respective addressee.
               12. This Agreement shall be binding on and shall insure to the benefit of the Fund and the Custodian and their respective successor and assigns, provided that neither party hereto may assign this Agreement or any of its rights or obligations thereunder without the prior written consent of the other party.
                13. This Agreement may be executed in any number of Counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above write.

       MERRILL LYNCH EUROFUND             BROWN BROTHERS HARRIMAN & CO.

       BY                                 PER PRO
          --------------------------             -----------------------

                                     APPENDIX A

COUNTRY                                      SUBCUSTODIAN                               DEPOSITORY
AUSTRIA              MORGAN GUARANTY TRUST   COMPANY OF NEW YORK,   BRUSSELS             NONE
BELGIUM              MORGAN  GUARANTY TRUST  COMPANY OF NEW YORK,   BRUSSELS            C. 1. K.
DENMARK              MORGAN  GUARANTY  TRUST  COMPANY  OF NEW YORK,  BRUSSELS             NONE
FINLAND              MORGAN  GUARANTY  TRUST  COMPANY  OF NEW YORK,  BRUSSELS             NONE
FRANCE               MORGAN GUARANTY   TRUST COMPANY  OF NEW YORK,  PARIS                SICOVAM
GERMANY              MORGAN  GUARANTY  TRUST  COMPANY  OF NEW YORK,  FRANKFURT        KASSENVEREIN
ITALY                BANCA COMMERCIALE ITALIANA SUBCUSTODIAN FOR
                     MORGAN GUARANTY TRUST COMPANY     OF NEW YORK, BRUSSELS              NONE
NETHERLANDS          MORGAN BANK NEDERLAND                                               NECIGEF
NORWAY               MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS                  NONE
SPAIN                BANCO DE SANTANDER, SUBCUSTODIAN FOR
                     MORGAN GUARANTY TRUST COMPANY    OF NEW YORK, BRUSSELS               NONE
SWEDEN               MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS               EUROCLEAR
SWITZERLAND          MORGAN GUARANTY TRUST COMPANY OF NEW YORK, ZURICH                    SEGA
UNITED KINGDOM       MORGAN GUARANTY TRUST COMPANY OF NEW YORK, LONDON                  TALISMAN




TRANSNATIONAL        OPERATED BY MORGAN GUARANTY TRUST COMPANY OF NEW YORK,             EUROCLEAR
                      BRUSSELS


APPROVED:
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